Overstock Announces Fourth Quarter and Full Year 2022 Financial Results
Delivered Q4 and Full Year Gross Margin in line with committed target despite elevated promotions in a highly competitive landscape.
Strong sales performance during Cyber 5 in strategically positioned relevant giftable inventory.

SALT LAKE CITY - February 22, 2023 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights, from continuing operations

•	Total net revenue was $405 million, a decrease of 34% year over year
•	Gross profit of $90 million, or 22.1% of total net revenue
•	Operating loss of $3 million
•	Net loss of $16 million
•	Diluted net loss per share of $0.34; Adjusted diluted net loss per share (non-GAAP) of $0.04
•	Adjusted EBITDA (non-GAAP) of $7 million, which represents 1.6% of net revenue
•	Cash and cash equivalents totaled $371 million at the end of the fourth quarter
Full Year 2022 Financial Highlights, from continuing operations

•	Total net revenue of $1.9 billion, a decrease of 30% year over year
•	Gross profit of $443 million or 23.0% of total net revenue
•	Operating income of $27 million
•	Net loss of $35 million
•	Diluted net loss per share of $0.83; Adjusted diluted earnings per share (non-GAAP) of $0.52
•	Adjusted EBITDA (non-GAAP) of $63 million, which represents 3.3% of net revenue

“The team maintained strong operational discipline and delivered another quarter and year of positive adjusted EBITDA while navigating shifting consumer demand and a highly promotional competitive environment,” said Overstock CEO Jonathan Johnson. “Revenue declined 30% for the year, driven by the weak macroeconomic backdrop that impacted consumer sentiment and our strategic actions to become a prominent home-only on-line retailer.”

“2022 was a transformative year for Overstock,” continued Johnson. “We completed the removal of all non-home merchandise from our site to better align our well-recognized brand name with home and we increased our assortment of home-related products by over 50%. We now have over twice as many home-related products than we did when we began our non-home exit project two years ago. We increased mobile app penetration as it has become our strongest customer engagement platform. We embarked on a refreshed branding campaign which we expect to accrue benefits for years to come. We proved our ability to drive sales during high consumer demand periods throughout the year, including the Cyber 5 sales period. And we made operational improvements in our Canada business. We simplified our equity capital structure, returned $80M through share buybacks, and invested $15M in tZERO to drive additional long-term value for our shareholders.”

“2023 will mark our first year as a 100% on-line home retailer, since going public over 20 years ago,” said Johnson. “We know we must focus our efforts on improving topline performance. While the economic environment remains uncertain, our asset-light business model and strong balance sheet position us well for success – both in the short- and long-term. I look forward to providing a full update on our fourth quarter and full year 2022 performance during our earnings call.”

Fourth Quarter 2022 Operational Highlights*

•	Active customers of 5.2 million, a decrease of 36% year over year
•	Last Twelve Months (LTM) net revenue per active customer of $374, an increase of 9% year over year
•	Orders delivered of 1.9 million, a decrease of 37% year over year
•	Average order value of $215, an increase of 4% year over year
•	Orders per active customer, measured as LTM orders divided by active customers, of 1.60, a decrease of 4% year over year
•	Orders placed on a mobile device were 52% of gross merchandise sales
*Certain terms, such as active customers, LTM net revenue per active customer, orders delivered, average order value, and orders per active customer are defined under "Supplemental Operational Data" below.

Share Repurchases

During the three months ended December 31, 2022, we repurchased $20.0 million of our common stock under the Repurchase Program at an average price of $24.76 per share. As of December 31, 2022, we had approximately $19.9 million remaining under the current Repurchase Program authorization.

Earnings Webcast and Replay Information

Overstock will hold a conference call and webcast to discuss its fourth quarter and full year 2022 financial results on Wednesday, February 22, 2023, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To participate in the conference call via telephone, please register at the link available at http://investors.overstock.com/events. Registrants will receive dial-in information and a unique PIN to access the live call. Questions may be emailed in advance of the call to ir@overstock.com.

A replay of the conference call will be available at http://investors.overstock.com, starting two hours after the live call has ended.

About Overstock.com

Overstock.com, Inc. (NASDAQ:OSTK) is an online furniture and home furnishings retailer and technology-focused innovator based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, and Club O are registered trademarks of Overstock.com, Inc. Overstock and Making Dream Homes Come True are trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the February 22, 2023 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends, market conditions, the impact of our national marketing campaign, and other factors that could impact our results of operations. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, macroeconomic changes, including higher inflation and rising interest rates, and difficulties we may have with our fulfillment partners, supply chain, access to products, shipping costs, competition, attraction/retention of employees, search engine optimization results, and/or payment processors. Other risks and uncertainties include, among others, global conflict including the ongoing conflict between Russia and Ukraine and its related geopolitical impacts, problems with our infrastructure, including cyber-attacks or data breaches affecting us, adverse tax, regulatory or legal developments, any restrictions on the use of "cookies" or other tracking technologies, any negative business impacts associated with our evolving business practices including our exit from non-home categories, and whether our partnership with Pelion Venture Partners will be able to achieve its objectives. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2021, our Form 10-Q for the quarter ended March 31, 2022, our Form 10-Q for the quarter ended June 30, 2022, and our Form 10-Q for the quarter ended September 30, 2022, which were filed with the SEC on February 25, 2022, May 4, 2022, August 2, 2022, and November 1, 2022, respectively, and in our subsequent filings with the SEC. The Form 10-K, 10-Qs, and our subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Lavesh Hemnani ir@overstock.com	Media Relations: Sarah Factor pr@overstock.com

Overstock.com, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except share data)
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$371,263	$503,341
Restricted cash	194	25
Accounts receivable, net	17,693	21,190
Inventories	6,526	5,137
Prepaids and other current assets	18,833	22,097
Total current assets	414,509	551,790
Property and equipment, net	109,906	109,479
Deferred tax assets, net	41,439	40,035
Goodwill	6,160	6,160
Equity securities	296,317	342,682
Operating lease right-of-use assets	7,460	12,584
Other long-term assets, net	2,755	3,236
Total assets	$878,546	$1,065,966
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$75,130	$102,293
Accrued liabilities	63,614	101,902
Unearned revenue	44,480	59,387
Operating lease liabilities, current	4,410	5,402
Other current liabilities	3,508	3,349
Total current liabilities	191,142	272,333
Long-term debt, net	34,476	37,984
Operating lease liabilities, non-current	3,626	7,960
Other long-term liabilities	3,476	3,303
Total liabilities	232,720	321,580
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 0 and 4,204	—	—
Series B, issued and outstanding - 0 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 51,102 and 46,625
Outstanding shares - 44,951 and 43,023	5	4
Additional paid-in capital	982,718	960,544
Accumulated deficit	(173,829)	(136,590)
Accumulated other comprehensive loss	(522)	(537)
Treasury stock at cost - 6,151 and 3,602	(162,546)	(79,035)
Total stockholders' equity	645,826	744,386
Total liabilities and stockholders' equity	$878,546	$1,065,966

Overstock.com, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net revenue	$404,896	$612,659	$1,929,334	$2,756,446
Cost of goods sold	315,341	473,815	1,485,990	2,132,544
Gross profit	89,555	138,844	443,344	623,902
Operating expenses
Sales and marketing	45,504	67,970	215,477	302,430
Technology	27,999	30,917	121,158	123,001
General and administrative	18,699	20,837	79,701	87,399
Total operating expenses	92,202	119,724	416,336	512,830
Operating income (loss)	(2,647)	19,120	27,008	111,072
Interest income (expense), net	1,999	(132)	2,965	(556)
Other income (expense), net	(15,447)	12,507	(63,825)	12,500
Income (loss) from continuing operations before income taxes	(16,095)	31,495	(33,852)	123,016
Provision (benefit) for income taxes	(584)	(1,447)	1,384	(48,775)
Income (loss) from continuing operations	(15,511)	32,942	(35,236)	171,791
Income from discontinued operations, net of income taxes	—	—	—	217,246
Consolidated net income (loss)	(15,511)	32,942	(35,236)	389,037
Less: Net loss attributable to noncontrolling interests—discontinued operations	—	—	—	(335)
Net income (loss) attributable to stockholders of Overstock.com, Inc.	$(15,511)	$32,942	$(35,236)	$389,372
Consolidated net income (loss) per share of common stock:
Net income (loss) attributable to common shares—basic
Continuing operations	$(0.34)	$0.69	$(0.83)	$3.60
Discontinued operations	—	—	—	4.58
Total	$(0.34)	$0.69	$(0.83)	$8.18
Net income (loss) attributable to common shares—diluted
Continuing operations	$(0.34)	$0.68	$(0.83)	$3.57
Discontinued operations	—	—	—	4.54
Total	$(0.34)	$0.68	$(0.83)	$8.11
Weighted average shares of common stock outstanding:
Basic	45,420	43,016	44,323	42,981
Diluted	45,420	43,370	44,323	43,332

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Consolidated net income (loss)	$(35,236)	$389,037
Income from discontinued operations, net of income taxes	—	(217,246)
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	16,706	18,564
Non-cash operating lease cost	5,304	5,021
Stock-based compensation to employees and directors	18,318	11,133
Increase in deferred tax assets, net	(1,404)	(53,829)
(Income) loss from equity method securities	63,923	(12,585)
Other non-cash adjustments	185	1,537
Changes in operating assets and liabilities:
Accounts receivable, net	3,805	1,677
Inventories	(1,389)	1,106
Prepaids and other current assets	4,076	2,958
Other long-term assets, net	(1,116)	(1,755)
Accounts payable	(28,821)	(7,787)
Accrued liabilities	(36,625)	(21,595)
Unearned revenue	(14,907)	(12,778)
Operating lease liabilities	(5,527)	(5,261)
Other long-term liabilities	173	(150)
Net cash provided by (used in) continuing operating activities	(12,535)	98,047
Net cash used in discontinued operating activities	—	(17,128)
Net cash provided by (used in) operating activities	(12,535)	80,919
Cash flows from investing activities:
Purchase of equity securities	(18,920)	—
Contributions for capital calls	—	(41,122)
Capital distribution from investment	1,224	—
Expenditures for property and equipment	(14,899)	(13,617)
Other investing activities, net	(439)	(1,694)
Net cash used in continuing investing activities	(33,034)	(56,433)
Net cash used in discontinued investing activities	—	(29,703)
Net cash used in investing activities	(33,034)	(86,136)
Cash flows from financing activities:
Repurchase of shares	(80,117)	—
Payments on long-term debt	(3,447)	(3,030)
Payments of taxes withheld upon vesting of employee stock awards	(3,700)	(8,279)
Proceeds from employee stock purchase plan	924	—
Other financing activities, net	—	(1,374)
Net cash used in continuing financing activities	(86,340)	(12,683)
Net cash provided by discontinued financing activities	—	2,085
Net cash used in financing activities	(86,340)	(10,598)
Net decrease in cash, cash equivalents, and restricted cash	(131,909)	(15,815)
Cash, cash equivalents, and restricted cash, beginning of year, inclusive of cash balances of discontinued operations	503,366	519,181
Cash, cash equivalents, and restricted cash, end of period, inclusive of cash balances of discontinued operations	371,457	503,366
Less: Cash, cash equivalents, and restricted cash of discontinued operations	—	—
Cash, cash equivalents, and restricted cash, end of period	$371,457	$503,366

Financial Reporting Presentation in Accordance with the Pelion Transaction

Upon closing the Pelion transaction during the second quarter of 2021, we deconsolidated the Medici Ventures' blockchain businesses, including tZERO. The operating results for these businesses for the periods prior to deconsolidation have been reflected in our consolidated statements of operations as discontinued operations. Overstock reorganized its remaining businesses, including corporate-related overhead costs, into a single reportable operating segment.

Supplemental Operational Data

We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results and provide key performance indicators to track our progress. These indicators include changes in customer order patterns and the mix of products purchased by our customers.

Active customers represent the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

LTM net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances, we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides our key operating metrics:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended December 31,
	2022	2021
Active customers	5,162	8,075
LTM net revenue per active customer	374	341
Orders delivered	1,882	2,974
Average order value	215	206
Orders per active customer	1.60	1.67

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings per share from continuing operations, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings per share for continuing operations is a non-GAAP financial measure that is calculated as net income (loss) from continuing operations less the income or losses recognized from our equity method securities, net of related tax and the non-cash preferred stock conversion dividend. We believe that this adjustment to our net income (loss) before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income (loss) from continuing operations before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in continuing operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following table reflects the reconciliation of adjusted diluted earnings per share from continuing operations to diluted earnings per share from continuing operations (in thousands, except per share data):

	Three months ended December 31,
	2022
	Diluted EPS	Less: equity method income (loss)[1]	Adjusted Diluted EPS
Numerator:
Net income (loss) from continuing operations attributable to common stockholders	$(15,511)	$(13,559)	$(1,952)

Denominator:
Weighted average shares of common stock outstanding—diluted	45,420	45,420	45,420

Net income (loss) from continuing operations per share of common stock:
Diluted	$(0.34)	$(0.30)	$(0.04)
1 Inclusive of estimated tax impact from equity method activity

	Year ended December 31,
	2022
	Diluted EPS	Less: non-cash preferred stock dividend[1]	Less: equity method income (loss)[2]	Adjusted Diluted EPS
Numerator:
Income (loss) from continuing operations	$(35,236)	$—	$(58,179)	$22,943
Less: Preferred stock dividends—issued	1,697	1,697	—	—
Net income (loss) from continuing operations attributable to common stockholders	$(36,933)	$(1,697)	$(58,179)	$22,943

Denominator:
Weighted average shares of common stock outstanding—diluted	44,323	44,323	44,323	44,323

Net income (loss) from continuing operations per share of common stock:
Diluted	$(0.83)	$(0.04)	$(1.31)	$0.52
1 Non-cash dividend as a result of preferred stock conversion
2 Inclusive of estimated tax impact from equity method activity

The following table reflects the reconciliation of adjusted EBITDA to income (loss) from continuing operations (in thousands):

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Income (loss) from continuing operations	$(15,511)	$32,942	$(35,236)	$171,791
Depreciation and amortization	4,226	4,232	16,706	18,564
Stock-based compensation	4,928	3,484	18,318	11,133
Interest (income) expense, net	(1,999)	132	(2,965)	556
Other (income) expense, net	15,447	(12,507)	63,825	(12,500)
Provision (benefit) for income taxes	(584)	(1,447)	1,384	(48,775)
Special items (see table below)	—	511	1,451	872
Adjusted EBITDA	$6,507	$27,347	$63,483	$141,641

Special items:
Special legal charges and other	$—	$—	$498	$(186)
Severance	—	502	878	755
Transaction costs	—	9	75	303
	$—	$511	$1,451	$872

The following table reflects the reconciliation of free cash flow to net cash provided by (used in) continuing operating activities (in thousands):

	Year ended December 31,
	2022	2021
Net cash provided by (used in) continuing operating activities	$(12,535)	$98,047
Expenditures for property and equipment	(14,899)	(13,617)
Free cash flow	$(27,434)	$84,430